UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 30, 2010

CONSOLIDATION SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-142105	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 West Sahara Drive, Suite 800
Las Vegas, NV 89102
(Address of Principal Executive Offices)      (Zip Code)

(702) 949-9449
(Registrant's Telephone Number, Including Area Code)

______________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 30, 2010, the Board of Directors of Consolidation Services Inc. (the “Company”) authorized the execution of a Settlement Agreement by and among Begley Properties, LLC (“Begley”), Buckhorn Resources, LLC (“Buckhorn”), East Kentucky Land Corporation (“EKLC”) and the Company.  Begley, Buckhorn and EKLC are parties to certain litigations involving a claim to quiet title to approximately 1350 acres of property in Eastern Kentucky.  As reported by the Company in its annual report on Form 10-K for the year ended December 31, 2009, the legal proceedings are captioned: Begley Properties LLC, Plaintiff v. Buckhorn Resources, LLC and East Kentucky Land Corporation, Defendants, Leslie Circuit Court, Civil Action 05-CI-00275.

Buckhorn was a 50% owned subsidiary of the Company until January 1, 2010, when the Company spun-off its coal mining operations and transferred all of the coal mining assets and liabilities to Colt Resources Inc. (“Colt”) now owned by the shareholders of the Company as of December 31, 2009, while the Company retained the oil and gas assets on the properties, subject to a 12.5% royalty due to Colt.

The Company executed in favor of Begley a quitclaim deed of its right, title and interest to mineral rights in certain property subject to a 40% undivided interest in the oil and gas interests in such property.  Begley, in turn, executed a quitclaim deed in favor of the Company of its right, title and interest to a 40% undivided interest in the oil and gas interests in certain property, subject to a lease to CNX Gas Corporation.  The parties each signed mutual releases from the litigation. The dismissal of the  litigation is in process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2010	CONSOLIDATION SERVICES, INC.

By: /s/ Stephen Thompson
Name: Stephen Thompson
Title: Chief Executive Officer